EXHIBIT 6(xiv)

                               PURCHASE AGREEMENT

         THIS AGREEMENT dated as of the 1st day of Nov., 1984, by and between BULLETT PRODUCTIONS, INC., a Tenn. Corporation with offices at 175 South Mill
Street, Jonesboro, Georgia 30236, hereinafter called BULLETT, and Starcom Network Ltd., a Nevada corporation with offices at 1994 Gallatin Road, North, Suite 206, Madison, Tennessee 37115, hereinafter called SCN.

                                                W I T N E S S E T H

         A. That Bullett owns certain Master Recordings and it desires to sell the Said Masters and SCN desires to purchase the same, and,

         B. The Masters being sold with this conveyance are shown on Exhibit "A" attached hereto and made a part hereof;

         NOW, THEREFORE, it is agreed as follows:

         1.       Definitions.

                  a. "Master Recordings" or "Masters" shall mean the recordings, a list of which, both as to artist and title, is set forth in Exhibit "A" attached hereto.

                  b. Title papers shall mean the paper titles wherein the Masters were conveyed to Bullett including the "Paper Trail".

                  c. "Record(s)" shall mean disc records, tapes and eight-track cartridges, movies, video cartridges, cassettes and other configuration now known or hereafter discovered or utilized for the reproduction of sound, alone or in conjunction with visual reproductions manufactured from the Master Recording from time to time.

         2.       Sale of Master Recordings.

         Simultaneously, with execution of this agreement, Bullett is selling to SCN and SCN is purchasing from Bullett, all of Bullett's right, title and interest in an to the Masters and the performances contained therein for the consideration of - 700- shares of capital stock of SCN, and further, SCN shall pay Bullett a royalty of (.01) one cent per song for each song sold, whether in an album, single, tape video or other form of production.

         3.       Conveyance of Rights.

                  a. Upon payment of SCN of the full purchase price as set out here, it shall be and become the sole owner, absolutely and forever, and without any limitation or restriction whatever, of the entire right, title and interest in and to each of the Master Recordings as such right, title and interest were acquired by Bullett by title papers, including the paper trail.


                  b. Concurrent with the execution hereof, Bullett has delivered to SCN all tape recordings, masters and other parts or reproductions of the Masters presently in Bullett's possession together with each and every contract, summary of contract and/or other documentation pertaining to the Master
Recordings and the ownership rights therein. There are non-exclusive leases outstanding on these Masters but they do not effect the title or rights of Bullett to distribute, sell, lease, or otherwise to deal in the Masters. These leases are contained in Exhibit "A".

                  c. To the extent set forth in Exhibit A, and the Bill of Sale to Bullett shall include, but shall not be limited to:

                           (I)      the  sole,  exclusive  and  perpetual  right
                                    throughout  the  world  to  To  manufacture,
                                    advertise,   sell  and  otherwise   deal  in
                                    records   derived  from  or  embodying   the
                                    contents of the Masters and to License or assign to others SCN's right to do so;

                            (ii) the perpetual right throughout the world to use and publish and to permit others to use and publish the names, likenesses, photographs and biographical material of all persons whose performances are embodies in the Master Recording in connection with the sale and exploitation of Records derived from the Masters;

                                (iii) the right to  release  Records  throughout
                                    the world derived from the Masters under such trade names or trade marks as from time to time SCN may determine.

                           (iv) the exclusive and perpetual ownership of the Master Recordings and all performances embodies thereon together with the absolute right to dispose of and deal in and with the same upon such conditions as SCN shall determine;

                           (v) the right to publicly perform or to permit the public performance of Records derived from the Master Recordings by any means whatsoever, whether now or hereafter know.

                           (vi) the right to edit, excerpt, alter or change the Masters in any manner whatsoever.

         Notwithstanding the provisions of this subparagraph (c), the rights granted herein are subject to the provisions of any and all agreements among recording artists, producers and prior owners of the Master Recordings.



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         4. Warranties and representations of BULLETT.

                  Bullett hereby warrants and represents to SCN that:

                  (a) It is the sole and exclusive owner of the rights granted to it under and by several Bills of Sale and all documents related thereto;

                  (b) Bullett has the full power and authority to sell its interest in the Master Recordings;

                           Bullett has not heretofore conveyed or granted to any
third party any right, title or interest in and to the Masters except, however those license relationships created by virtue of the non-exclusive leases referred to above, copies of which have been made available to SCN.

         5. Limitation on Rights of SCN.

                           None except as stated herein.

         6. Warranties and Representations of SCN.

                   SCN hereby warrants and represents to Bullett that:

                  (a) SCN has the full power and authority to enter into this Agreement and to perform the obligations imposed upon it herein.

         7.       Royalty Payments to Artists.

                  SCN shall be responsible for and shall pay all royalties to artists and other third parties.

         8.       Attorney in Fact.

                  SCN   hereby    irrevocable    designates   Bullett   as   its
attorney-in-fact to enforce, on behalf of both SCN and Bullett or either of them, the following:

                  (a) Obligations imposed by the lease agreements referred to in Exhibit "A" attached hereto, or any attack on the title to the masters.

         9.       Indemnification by Bullett.

                  Bullett hereby agrees to indemnify and hold harmless SCN of and from any claim, cause of action, judgment or expense which may be imposed upon either SCN or Bullett or both of them, as a result of litigation or other proceedings initiated by anyone with respect to matters and occurrences which happened prior to the date of this Bill of Sale.

          10.     General Indemnity.

                  Each party shall indemnify, save and hold the other harmless from loss or damage (including legal expenses and reasonable attorneys' fees) arising out of or connected with any failure by the indemnifying party to fulfill its obligations under this agreement, or any claim by a third person which is inconsistent with any of the warranties, representations or agreements made by the indemnifying party herein which has resulted in a judgment against the other party or which has been settled with the indemnifying party's consent (which will not be unreasonably withheld). The indemnifying party will reimburse the other party on demand for any payments made by the latter at any time after the date hereof in respect of any liability or claim to which the foregoing indemnity relates. Each party will notify the other of any such claims and the indemnifying party shall have the right, at its expense, to participate in the defense thereof.

         11.      Notices.

                  All notices hereunder shall be in writing and shall be given by registered or certified mail at the respective addresses hereinabove set forth, or such other address or addresses as may abe designated by either party such notice shall be deemed given when received by a part of ten (10) days after mailing whichever is the earlier date.

         12.      Entire Understanding.

                  This agreement contains the entire understanding of the parties relating to the subject matter hereof and cannot be changed or terminated except by an instrument signed by an officer of each party. A waiver by either party of any term or condition of this agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations, and agreements contained in this agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

         13.      Jurisdiction and Venue.

                  This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof, and no modification, amendment, waiver, termination or discharge of this Agreement or any provision thereof shall be binding upon either party unless confirmed by a written instrument executed by an authorized officer of the party to be bound. No waiver of any provision of or default under this Agreement shall affect the rights of either party thereafter to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement has been entered into in the State of Georgia. The validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of Georgia applicable to contracts entered into and performed entirely within the State of Georgia, with respect to the determination of any claim, dispute or disagreement which may arise out of the interpretation, performance or breach hereof.

         14.      Warranties and Representations Survive Closing.

                  All warranties and representations made by the parties hereto shall survive the closing of this transaction.

         15.      Responsibilities of Parties.

                  This Agreement shall inure to the benefit of and be binding on the successors and assigns of both parties.

         IN WITNESS WHEREOF THE PARTIES HERETO HAVE SET THEIR HANDS AND SEALS ON THE DATE ABOVE RECITED.

                                     BULLETT

                            By: [signature illegible]


                                       SCN

                         By: /s/ Maurice Furlong, Pres.

                  ACCEPTANCE

                           We the undersigned being officers of SCN certify that
we have this date taken physical
possession of 1111 Master Recordings [handwritten and initialed, approx albums] and have counted and verified them against the list in Exhibit "A" attached to the within Bill of Sale and they are held by us in a proper vault.

                             By: /s/ Maurice Furlong
                                                                       President

                            By: [signature illegible]
                                                                       Secretary